Congress Talcott Corporation
1133 Avenue of the Americas
New York, New York  10038
212 840 2000



                                                              December 31, 1996



Mr. Neil Cole
4 Quincy Ridge
Armonk, New York  10504


                          Re: Guarantee and Waiver by Mr. Neil Cole
                              ("Guarantor") in favor of Congress Talcott
                              Corporation ("Congress") with respect to Candies, Inc. and Bright Start Footwear, Inc. (individually and collectively, "Obligor"), Dated June 21, 1994 (as amended, the "Guarantee")


Dear Mr. Cole:

     Reference is also made to the Amendments to Factoring Contract and Other Factoring Agreements between Congress and each Obligor, dated the date hereof (individually and collectively, the "Amendments").

     This will confirm the agreement between Guarantor and Congress that the Guarantee shall be and is hereby amended as of the date hereof (capitalized terms used herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Amendments) by adding the following at the end of the Guarantee:

                        "Notwithstanding anything to the
                        contrary set forth herein, (a)
                        Guarantor's liability hereunder shall not exceed the sum of $1,500,000, plus after a demand for payment by Factor pursuant to this Guarantee, interest thereon at the rate provided in the Factoring Contracts and collection expenses incurred by Congress with respect thereto (including reasonable attorneys' fees) and (b) the Guarantee shall terminate, if no event of default then exists



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                        pursuant to either or both of the
                        Factoring Contracts, at such time
                        as no Overforumula Advances exist
                        pursuant to either or both of the
                        Factoring Contracts for a period of
                        thirty (30) consecutive days.

     Except as hereinabove specifically provided, the Guarantee is ratified, confirmed and extended.

     Please indicate your agreement with the above by executing and returning the enclosed copy of this letter to us.

                                                    Very truly yours,

                                                    CONGRESS TALCOTT CORPORATION


                                                    By: /s/ Patrick G. Duffy
                                                       -------------------------
                                                    Title: SVP
                                                           ---------------------



ACCEPTED AND AGREED TO:



/s/ Neil Cole
-----------------------
NEIL COLE

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